Exhibit 99.1

Kensington Capital Acquisition Corp. V Will Redeem its Public Shares and Will not Consummate an Initial Business Combination

WESTBURY, NY– August 1, 2024 – Kensington Capital Acquisition Corp. V (NYSE: KCGI) (“Kensington”), a publicly-traded special purpose acquisition company, today announced that it will be unable to consummate an initial business combination and intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (“Liquidation”). As previously disclosed, Kensington had extended the date by which Kensington had to consummate a business combination from August 17, 2023 to August 17, 2024. After careful consideration of the current SPAC market and after having completed an extensive search, Kensington has not found a suitable target. Therefore, Kensington determined to proceed with the Liquidation.

As of the close of business on August 19, 2024, the Class A ordinary shares that were included in the units issued in Kensington’s initial public offering (the “Public Shares”) will be deemed cancelled, and each Public Share will represent only the right to receive a redemption amount equal to the aggregate amount then on deposit in the trust account established in connection with the Kensington’s initial public offering (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to Kensington to pay Kensington’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares. Kensington anticipates that the last day of trading of the Public Shares and Kensington’s publicly traded units and warrants will be on or around Friday, August 16, 2024, and trading of the Public Shares will be suspended effective before the opening of markets on Monday, August 19, 2024.

The per-share redemption price for the Public Shares will be approximately $11.19.

In order to provide for the disbursement of funds from the Trust Account, Kensington intends to instruct the trustee of the Trust Account to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, Kensington’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed on or about August 19, 2024.

There will be no redemption rights or liquidating distributions with respect to Kensington’s warrants.

Kensington’s initial shareholders will not be entitled to liquidating distributions from the Trust Account as a result of their ownership of Class B ordinary shares. However, if Kensington’s initial shareholders have acquired Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

Kensington expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist Kensington’s securities. Kensington thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Kensington’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in Kensington’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Kensington, including those set forth in the Risk Factors section of Kensington’s registration statement and prospectus for Kensington’s initial public offering filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. Kensington undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Dan Huber

dan@kensington-cap.com

703-674-6514

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